EXHIBIT 5.1




                                   March 15, 1995



RJR Nabisco Holdings Corp.
1301 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

          I have acted as counsel for RJR Nabisco Holdings Corp., a

Delaware corporation (the "Company"), in connection with the Registration

Statement on Form S-3 of the Company, filed with the Securities and

Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 111,047,230 shares of the Company's Common Stock, par value $.01 per share (the

"Shares"), to be sold from time to time by Borden, Inc. (the "Selling

Stockholder") as described in the Registration Statement.

          I have examined the Registration Statement and the exhibits thereto and the Amended and Restated Certificate of Incorporation of the

Company, as further amended.  I have also examined originals or copies,

certified or otherwise identified to my satisfaction, of such documents,

evidences of corporate action and other instruments and have made such other investigations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.  As to questions of fact relevant to this opinion, I have relied upon certificates or




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RJR Nabisco Holdings
  Corp.                             -2-                      March 15, 1995



written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials.  In all such examinations I have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to me as originals.  I have also assumed the conformity with originals of all documents submitted to me as copies.

          Based upon and subject to the foregoing, and to the

qualifications hereinafter specified, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

          The opinion set forth herein relates solely to the General

Corporation Law of the State of Delaware.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading

"Legal Matters" in the Prospectus forming a part of the Registration

Statement.



                                             Very truly yours,

                                             /s/ Jo-Ann Ford

                                             Jo-Ann Ford
                                             Senior Vice President, Law
                                             and Secretary